Exhibit (23)(a)




                        Consent of Arthur Andersen LLP





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 2 to Sodexho Marriott Services, Inc.'s Registration Statement on Form S-8 (File No. 33-66624) of our report dated February 3, 1998 included in Marriott International, Inc.'s (subsequently renamed "Sodexho Marriott Services, Inc.") Form 10-K for the year ended January 2, 1998 (File No. 1-12188) and to all references to our Firm included in Amendment No. 2 to such Registration Statement.


                                                By /s/ ARTHUR ANDERSEN LLP
                                                   ------------------------
                                                       ARTHUR ANDERSEN LLP


Washington, D.C.
April 8, 1998